Exhibit 99.1

Enbridge Provides Update on Strategic Priorities, Announces Accretive Investments, and Introduces Medium-term Growth Outlook

CALGARY, AB, March 1, 2023/CNW/ - Enbridge Inc. (Enbridge or the Company) (TSX: ENB) (NYSE: ENB) is providing an update on its strategic priorities and financial outlook, which will be further discussed at the Company’s investor conference today in Toronto. A virtual broadcast of the event is also available for registered participants.

Highlights

•	Four growing businesses with best-in-class first-choice franchises

•	Visible $3+ billion of annual investment in natural gas infrastructure, $1+ billion in liquids infrastructure, and $1+ billion in renewable power generation

•	New Energy Technology team advancing contracted infrastructure in Renewable Natural Gas (“RNG”), Carbon Capture and Sequestration (“CCS”) and Hydrogen in the U.S. and Canada

•	Expected average annual growth rate of 4%-6% in EBITDA and earnings per share (“EPS”) and ~3% DCF per share over the 2022-2025 Plan period

•	Expected average annual growth rate of ~5% post 2025 for EBITDA, DCF and EPS

•	Internally generated financial capacity for investment after dividends of ~$6 billion per year on average over the Plan period, while maintaining a strong balance sheet

•	Announced $3.3 billion of new accretive investments including:

•	Adding $2.4 billion of new gas transmission modernization and utility capital to our secured capital program which will be added to rate base and drive earnings and cash flow growth

•	Announced the intention to undertake a binding open season for up to 95 kbpd on our Flanagan South Pipeline system (“FSP”) which is expected to begin in March

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In combination with the FSP open season, Enbridge today announced plans to construct the Enbridge Houston Oil Terminal (“EHOT”) for a capital cost of US$240 million which is expected to have an initial capacity of 2.5 MMbbls of storage with potential to expand capacity up to 15 MMbbls

•	Entered into an agreement to acquire 35 Bcf of premium Gulf Coast gas storage assets (“Tres Palacios”) for US$335 million, further supporting our customers and our U.S. Gulf Coast LNG export strategy

•	Entered into an agreement to invest US$80 million in a leading RNG infrastructure company—Divert Inc.

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Gas Distribution and Storage is moving forward with a plan to build a pipeline to supply ArcelorMittal Dofasco in Hamilton, Ontario with natural gas, supporting the largest GHG emissions reduction project in the province

CEO Comment

Commenting on the Company’s outlook, Greg Ebel, President and CEO of Enbridge, noted:

“Our asset positions, cost advantages and, increasingly, our ability to deliver integrated conventional and lower-carbon solutions makes Enbridge the first-choice for energy delivery by our customers. Above all, our leading track record on operational safety and reliability differentiates us and will always be our top priority. This relentless focus, along with our premium growth and low-risk business model, also positions us as the first-choice investment opportunity among our peers.

“The world continues to navigate the energy trilemma of reliability, sustainability and affordability and our premier franchises across the energy system increasingly play a critical role in balancing these objectives.

“As we look to the future, absolute energy demand of all types is expected to grow for decades. We continue to build on our integrated ‘super system’ to serve today’s and tomorrow’s growing domestic and export market demand. Our extensive footprint uniquely positions us to capture ongoing growth in conventional energy infrastructure including renewable power, while also playing a leadership role in New Energy Technology investments and the energy transition.

“With today’s announcement of $3.3 billion of new accretive investments, we have further advanced our strategy. This includes expanding our USGC footprint through investments in oil and gas storage and furthering our RNG strategy by investing in Divert Inc., a leading RNG infrastructure company. It also includes another year of modernization on our Gas Transmission systems including the East Tennessee Natural Gas System Alignment Program as well as extending our growth program at our Gas Distribution and Storage business by another year. In combination with the $8 billion of new projects in 2022, our secured backlog now stands at $17 billion across all four businesses and 15 discrete, highly executable projects.

“Through 2025, we expect to grow EPS and EBITDA by a compound annual growth rate (“CAGR”) of 4-6% driven by new contributions from our secured capital program, embedded revenue escalators and continued focus on productivity enhancements. Based on current cash tax assumptions, annual DCF per share growth is expected to grow less rapidly than other metrics, averaging ~3% through 2025. Importantly, this outlook will allow us to comfortably extend our long track record of ongoing annual dividend growth.

“Our financial position has never been stronger, and we expect to continue to have approximately $6 billion of annual investment capacity. We’ll deploy this prudently, maintaining our disciplined capital allocation. We expect the majority will be targeted towards our capital efficient and utility-like investments within our four core businesses but we will continue to maintain the flexibility to execute on other accretive, value-enhancing activities such as tuck-in acquisitions and returning additional capital to shareholders.

“We’re well positioned for the energy transition and our demonstrated leadership on ESG helps to support the base business and future growth. In 2020, we established a number of ESG goals including reducing operational emissions to Net Zero by 2050, and improving the diversity of our workforce, Board and supply chains. Our people have rallied around these commitments and our early results reflect a focus on continuous improvement and alignment across enterprise-wide business plans.

“We believe that our strategic and financial plan continues to provide investors with a first-choice investment opportunity combining highly predictable cash flows, an attractive growth outlook, and a predictable return of capital to shareholders.

“The strength of our core businesses, disciplined approach to capital allocation and strong balance sheet places us in a great position to meet growing energy demand safely, reliably, affordably and sustainably. At Enbridge, Tomorrow is On!”

NEW GROWTH PROJECTS AND INVESTMENTS

Flanagan South Open Season and EHOT construction further export strategy

In support of growth in our Liquids business, Enbridge is progressing negotiations with shippers for incremental contract capacity on the Flanagan South Pipeline system. Enbridge expects to leverage available capacity on FSP to secure up to 95kbpd of commitments through an open season scheduled to be held later this month. Not only would these new volumes increase secured throughput on Flanagan South, they would also secure long-haul demand on the entire Enbridge network out of Western Canada.

In addition, to facilitate the additional commitments on FSP, along with other FSP shippers, Enbridge has decided to proceed with the construction of the Enbridge Houston Oil Terminal for an initial capital cost of $240 million. The greenfield terminal, located adjacent to the terminus of the Seaway Pipeline, will provide shippers with a premier full-service storage terminal primarily focused on heavy crude. The facility will have access to the Houston region refining complex and export opportunities through the Seaway docks at Freeport and Texas City, as well as future access to Enterprise Products Partner L.P.’s Sea Port Oil Terminal (“SPOT”) (subject to that project proceeding). Initial build of EHOT is expected to have 2.5MMbbls of storage, with an ultimate capacity of 15MMbbls once fully built out and will be underpinned by long-term take-or-pay contracts. The terminal will further Enbridge’s U.S. Gulf Coast strategy and create additional optionality for Enbridge and its customers, while further strengthening the Mainline/FSP/Seaway value chain.

Enbridge to acquire Tres Palacios Gas Storage, advancing U.S. Gulf Coast strategy

Enbridge announced today that the Company has entered into a definitive agreement with Brookfield Infrastructure Partners (NYSE:BIP) and Crestwood Equity Partners LP (NYSE:CEQP) to acquire Tres Palacios Holdings LLC for US$335 million. The transaction is expected to be accretive in its first full year of ownership.

Tres Palacios is strategically located in the U.S. Gulf Coast region and its critical natural gas infrastructure serves Texas gas-fired power generation and increasing LNG exports, as well as the growing market need in Mexico. Tres Palacios also owns an integrated 62-mile natural gas header pipeline system, with eleven inter and intrastate natural gas pipeline connections, including Enbridge’s Texas Eastern Pipeline.

Tres Palacios is comprised of three natural gas storage salt caverns with a total FERC-certificated working gas capacity of approximately 35 Bcf, as well as an expansion project in execution for a fourth cavern that will increase working gas capacity by approximately 6.5 Bcf, which is fully contracted and in the permitting phase.

The transaction is expected to close in the second quarter of 2023, subject to receipt of customary regulatory approvals and closing conditions.

Enbridge invests in leading RNG company, Divert Inc.

Enbridge is acquiring a 10% stake in Divert Inc, a leading food waste management company expanding into RNG to help major food retailers manage their waste more sustainably, for US$80 million. The agreement includes further investment opportunities to develop wasted-food-to-RNG projects across the US providing line of site to greater than $1 billion of new capital growth which will be underpinned by long-term take-or-pay contracts.

Enbridge expects to close the transaction in March 2023.

Hamilton Growth Project

Enbridge is planning to build a 14km natural gas pipeline to support ArcelorMittal Dofasco’s plan to change the way it makes steel, eliminating coal as a fuel for ironmaking. This is the largest GHG emissions reduction project underway in Ontario and is expected to reduce emissions by 60% from today. In 2024, Enbridge plans to file a Leave to Construct application with the Ontario Energy Board.

Details of Enbridge’s Investor Conference

Enbridge’s investor conference will be held today at 6:30 a.m. MT (8:30 a.m. ET). The conference will be webcast live at Link.

Details of the webcast:

When:	Wednesday, March 1, 2023

6:30 a.m. MT (8:30 a.m. ET) to 10:00 a.m. MT (12:00 p.m. ET)

Webcast:	Sign-up

Presentations and supporting materials are posted on Enbridge’s website in ’Events and Presentations’.

A webcast replay will be available by 4:00 pm ET on Wednesday, March 1st and a transcript will be posted to Enbridge’s website approximately 48 hours after the event.

About Enbridge Inc.

At Enbridge, we safely connect millions of people to the energy they rely on every day, fueling quality of life through our North American natural gas, oil or renewable power networks and our growing European offshore wind portfolio. We’re investing in modern energy delivery infrastructure to sustain access to secure, affordable energy and building on two decades of experience in renewable energy to advance new technologies including wind and solar power, hydrogen, renewable natural gas and carbon capture and storage. We’re committed to reducing the carbon footprint of the energy we deliver, and to achieving net zero greenhouse gas emissions by 2050. Headquartered in Calgary, Alberta, Enbridge’s common shares trade under the symbol ENB on the Toronto (TSX) and New York (NYSE) stock exchanges. To learn more, visit us at enbridge.com.

Forward-Looking Information

Forward-looking information, or forward-looking statements, have been included in this news release to provide information about Enbridge and its subsidiaries and affiliates, including management’s assessment of Enbridge and its subsidiaries’ future plans and operations. This information may not be appropriate for other purposes. Forward-looking statements are typically identified by words such as ‘‘anticipate’’, ‘‘expect’’, ‘‘project’’, ‘‘estimate’’, ‘‘forecast’’, ‘‘plan’’, ‘‘intend’’, ‘‘target’’, ‘‘believe’’, “likely” and similar words suggesting future outcomes or statements regarding an outlook. Forward-looking information or statements included or incorporated by reference in this document include, but are not limited to, statements with respect to the following: Enbridge’s strategic plan, priorities and outlook; medium term outlooks, including projected EPS and DCF per share and adjusted EBITDA, and expected growth thereof; expected dividends, dividend growth and dividend payout policy; expected supply of, demand for, exports of and prices of crude oil, natural gas, natural gas liquids (NGL) , liquified natural gas (LNG) and renewable energy; energy transition and our approach thereto; environmental, social and governance (ESG) priorities, practices and performance, including greenhouse gas (GHG) emission reduction goals and approach and diversity and inclusion goals; expected adjusted EBITDA; expected adjusted earnings and EPS; expected DCF and DCF per share; expected future cash flows; expected shareholder returns; expected performance of the Company’s businesses; financial strength, capacity and flexibility; financial priorities and outlook; capital allocation priorities; investment capacity; expected future growth, including secured growth program, development opportunities and low carbon and new energies opportunities and strategy, including the planned Flanagan South Pipeline expansion, Enbridge Houston Oil Terminal, Hamilton Reinforcement Project and modernization and utility capital projects; expected costs, in-service dates, characteristics and benefits of announced projects and system expansion, optimization and modernization; expected closing of announced transactions and the timing thereof; and expected future open season on Flanagan South Pipeline system.

Although Enbridge believes these forward-looking statements are reasonable based on the information available on the date such statements are made and processes used to prepare the information, such statements are not guarantees of future performance and readers are cautioned against placing undue reliance on forward-looking statements. By their nature, these statements involve a variety of assumptions, known and unknown risks and uncertainties and other factors, which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by such statements. Material assumptions include assumptions about the following: the expected supply of, demand for and prices of crude oil, natural gas, NGL, LNG and renewable energy; energy transition, including the drivers and pace thereof; global economic growth and trade; anticipated utilization of our assets; anticipated cost savings; exchange rates; inflation; interest rates; the COVID-19 pandemic and the duration and impact thereof; availability and price of labour and construction materials; the stability of our supply chain; operational reliability and performance; customer, regulatory and stakeholder support and approvals; anticipated construction and in-service dates; weather; announced and potential acquisition, disposition and other corporate transactions and projects and the timing and impact thereof; approval of the Company’s board of directors of announced transactions and projects; governmental legislation; litigation; impact of the Company’s dividend policy on its future cash flows; credit ratings; capital project funding; hedging program; expected EBITDA and expected adjusted EBITDA; expected earnings/(loss), adjusted earnings/(loss) and EPS; expected future cash flows and expected future DCF and DCF per share; estimated future dividends; financial strength and flexibility; debt and equity market conditions; estimated cash taxes; and general economic and competitive conditions. Assumptions regarding the expected supply of and demand for crude oil, natural gas, NGL, LNG and renewable energy, and the prices of these commodities, are material to and underlie all forward-looking statements, as they may impact current and future levels of demand for the Company’s services. Similarly, exchange rates, inflation, interest rates and the COVID-19 pandemic impact the economies and business environments in which the Company operates and may impact levels of demand for the Company’s services and cost of inputs and are, therefore, inherent in all forward-looking statements. Due to the interdependencies and correlation of these macroeconomic factors, the impact of any one assumption on a forward-looking statement cannot be determined with certainty, particularly with respect to expected EBITDA, expected adjusted EBITDA, expected earnings/(loss), expected adjusted earnings/(loss), expected DCF and associated per share amounts, and estimated future dividends. The most relevant assumptions associated with forward-looking statements regarding announced projects and projects under construction, including estimated completion dates and expected capital expenditures, include the following: the availability and price of labour and construction materials; the effects of inflation and foreign exchange rates on labour and material costs; the effects of interest rates on borrowing costs; the impact of weather; customer, government and regulatory approvals on construction and in-service schedules and cost recovery regimes; and the COVID-19 pandemic and the duration and impact thereof.

Enbridge’s forward-looking statements are subject to risks and uncertainties pertaining to the realization of anticipated benefits and synergies of projects and transactions, successful execution of our strategic priorities, operating performance, the Company’s dividend policy, regulatory parameters, changes in regulations applicable to the Company’s business, litigation, acquisitions and dispositions and other transactions, project approval and support, renewals of rights-of-way, weather, economic and competitive conditions, public opinion, changes in tax laws and tax rates, changes in trade agreements, political decisions, exchange rates, interest rates, commodity prices, supply of and demand for commodities, and the COVID-19 pandemic, including but not limited to those risks and uncertainties discussed in this and in the Company’s other filings with Canadian and U.S. securities regulators. The impact of any one risk, uncertainty or factor on a particular forward-looking statement is not determinable with certainty as these are interdependent and Enbridge’s future course of action depends on management’s assessment of all information available at the relevant time. Except to the extent required by applicable law, Enbridge assumes no obligation to publicly update or revise any forward-looking statements made in this news release or otherwise, whether as a result of new information, future events or otherwise. All forward- looking statements, whether written or oral, attributable to Enbridge or persons acting on the Company’s behalf, are expressly qualified in their entirety by these cautionary statements.

Non-GAAP and other Financial Measures

This news release makes reference to non-GAAP and other financial measures, including earnings before interest, income taxes, depreciation and amortization (EBITDA), adjusted EBITDA, adjusted earnings, and adjusted earnings per share (EPS), distributable cash flow (DCF) and DCF per share and debt to EBITDA. Management believes the presentation of these metrics gives useful information to investors and shareholders as they provide increased transparency and insight into the performance of the Company. Adjusted EBITDA represents EBITDA adjusted for unusual, infrequent or other non-operating factors on both a consolidated and segmented basis. Management uses EBITDA and adjusted EBITDA to set targets and to assess the performance of the Company and its business units. Adjusted earnings represent earnings attributable to common shareholders adjusted for unusual, infrequent or other non-operating factors included in adjusted EBITDA, as well as adjustments for unusual, infrequent or other non-operating factors in respect of depreciation and amortization expense, interest expense, income taxes and non-controlling interests on a consolidated basis. Management uses adjusted earnings as another measure of the Company’s ability to generate earnings and uses EPS to assess the performance of the Company. DCF is defined as cash flow provided by operating activities before the impact of changes in operating assets and liabilities (including changes in environmental liabilities) less distributions to non-controlling interests, preference share dividends and maintenance capital expenditures, and further adjusted for unusual, infrequent or other non-operating factors. Management also uses DCF to assess the performance of the Company and to set its dividend payout target. Debt to EBITDA is used as a liquidity measure to indicate the amount of adjusted earnings available to pay debt (as calculated on a GAAP basis) before covering interest, tax, depreciation and amortization.

Reconciliations of forward-looking non-GAAP and other financial measures to comparable GAAP measures are not available due to the challenges and impracticability of estimating certain items, particularly certain contingent liabilities and non-cash unrealized derivative fair value losses and gains which are subject to market variability. Because of those challenges, reconciliations of forward-looking non-GAAP and other financial measures are not available without unreasonable effort.

The non-GAAP measures described above are not measures that have standardized meaning prescribed by generally accepted accounting principles in the United States of America (U.S. GAAP) and are not U.S. GAAP measures. Therefore, these measures may not be comparable with similar measures presented by other issuers. A reconciliation of historical non-GAAP and other financial measures to the most directly comparable GAAP measures is available on the Company’s website. Additional information on non-GAAP and other financial measures may be found in the Company’s earnings news releases or in additional information on the Company’s website, www.sedar.com or www.sec.gov.

Unless otherwise specified, all dollar amounts in this presentation are expressed in Canadian dollars, all references to “dollars” or “$” are to Canadian dollars and all references to “US$” are to US dollars.

FOR FURTHER INFORMATION PLEASE CONTACT:

Media	Investment Community
Jesse Semko	Rebecca Morley
Toll Free: (888) 992-0997	Toll Free: (800) 481-2804
Email: media@enbridge.com	Email: investor.relations@enbridge.com